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                                                                    EXHIBIT 21.1

Subsidiaries of Pemstar Inc.:

Subsidiary                                           Country of Incorporation
----------                                           ------------------------

Turtle Mountain Corporation                          United States

Pemstar Luxembourg S.a.r.l.                          Luxembourg

Pemstar Singapore Pte Ltd                            Singapore

Pemstar FSC, Inc.                                    Barbados

Pemstar Netherlands Holding B.V.                     The Netherlands

Pemstar BV                                           The Netherlands

Pemstar Thailand Limited                             Thailand

Pemstar (Tianjin) Enterprise Ltd.                    China

Pemstar de Mexico, SA de CV                          Mexico

Pemstar Ireland Ltd.                                 Ireland

Pemstar Brasil Ltda.                                 Brazil

Pemstar Japan KK                                     Japan

Pemstar Israel Ltd.                                  Israel

Kinderlife Instruments Inc,                          United States